UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 16, 2024

GE Vernova Inc.
(Exact name of registrant as specified in its charter)

Delaware			001-41966	92-2646542
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

58 Charles Street,	Cambridge,	MA		02141
(Address of principal executive offices)				(Zip Code)

(Registrant’s telephone number, including area code) (617) 674-7555

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GEV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2024, the Board of Directors (“Board”) of GE Vernova Inc. (“Company”) increased its size to nine members and elected Martina Hund-Mejean as a director of the Company, effective immediately, to fill the newly created vacancy. Ms. Hund-Mejean will serve as a Class II director for a term that will expire at the Company’s 2026 annual meeting of stockholders and thereafter until her successor is duly elected and qualified or until her earlier death, resignation, disqualification or removal. A copy of the press release announcing Ms. Hund-Mejean’s election was posted to the Company's website at https://www.gevernova.com and is attached as Exhibit 99 hereto and incorporated herein by reference.

The Board determined that Ms. Hund-Mejean is an independent director under the New York Stock Exchange listing standards and the Company’s independence guidelines, as set forth in its governance principles. There are currently no arrangements or understandings between Ms. Hund-Mejean and any other person pursuant to which Ms. Hund-Mejean was elected as a director. There are currently no transactions in which Ms. Hund-Mejean has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Also on May 16, 2024, the Board appointed Ms. Hund-Mejean to its Audit Committee and its Compensation Committee.

The Company will compensate Ms. Hund-Mejean and reimburse her out-of-pocket expenses in connection with her services as a director, consistent with the Company’s independent director compensation and expense reimbursement arrangements, which are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2024, under the heading “Non-Employee Director Compensation” under Item 5.02. Pursuant to such compensation arrangements, Ms. Hund-Mejean will receive an annual cash retainer of $140,000 for service on the Board, which will be prorated for partial year of service. In addition, on May 16, 2024, Ms. Hund-Mejean, and each of the Company’s other seven non-employee directors, received a grant of restricted stock units with an award value of $185,000 for service as a director. The Company has also entered into an indemnification agreement with Ms. Hund-Mejean on substantially the same terms as the indemnification agreements it previously entered into with each of its other directors and as previously filed as Exhibit 10.6 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on March 5, 2024.

Item 8.01 Other Events.

The forms of award agreements approved by the Company’s Compensation Committee for awards under the GE Vernova Inc. 2024 Long-Term Incentive Plan to the Company’s directors and executive officers are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto. The GE Vernova Inc. 2024 Long-Term Incentive Plan was previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 3, 2024.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Form of Agreement for Restricted Stock Unit Grants to Nonemployee Directors under the Company’s 2024 Long-Term Incentive Plan, as of May 2024+*
10.2	Form of Agreement for Restricted Stock Unit Grants for Employees at or above Executive Director level under the Company’s 2024 Long-Term Incentive Plan, as of May 2024 (filed herewith)+*
10.3	Form of Agreement for Stock Option Grants for Employees at or above Executive Director level under the Company’s 2024 Long-Term Incentive Plan, as of May 2024 (filed herewith)+*
10.4	Form of Agreement for Performance Stock Unit Grants for Employees at or above Executive Director level under the Company’s 2024 Long-Term Incentive Plan, as of May 2024 (filed herewith)+*
99	Press release, dated May 17, 2024, issued by GE Vernova Inc.
104	The cover page of this Current report on Form 8-K formatted as Inline XBRL.

+	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon its request.
*	Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GE Vernova Inc.
(Registrant)

Date: May 17, 2024	/s/ Rachel Gonzalez
Rachel Gonzalez General Counsel